Exhibit 99.2

News from Aon

Aon Announces the Pricing of

$1.5 Billion of Senior Unsecured Notes

CHICAGO, IL — September 7, 2010 - Aon Corporation (NYSE: AON) today announced that it has agreed to sell $1.5 billion of senior unsecured notes in an underwritten public offering.

Of these notes, $600 million will mature on September 30, 2015 and bear interest at a fixed annual rate of 3.50 percent; $600 million will mature on September 30, 2020 and bear interest at a fixed annual rate of 5.00 percent;  and $300 million will mature on September 30, 2040 and bear interest at a fixed annual rate of 6.25 percent. The offering is expected to close on September 10, 2010.

Net proceeds from the offering are intended to be used in connection with Aon’s merger transaction with Hewitt Associates, Inc., which was announced on July 12, 2010.   Upon closing of the offering, the net proceeds will be deposited into an escrow account to be held until the merger transaction is consummated or terminated, in which case the escrowed funds will be used to fund in part a mandatory redemption of the notes.  The notes are being issued in lieu of drawing on the senior bridge term loan credit agreement, which Aon executed on August 13, 2010.

Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Deutsche Bank Securities Inc. and RBS Securities Inc. served as joint book-running managers, and Aon Benfield Securities, Inc., ANZ Securities, Inc., Loop Capital Markets LLC, RBC Capital Markets Corporation, UBS Securities LLC and Wells Fargo Securities, LLC served as co-managers in the offering.

This offering was made pursuant to a prospectus supplement to Aon’s prospectus dated June 8, 2009, filed as part of its effective shelf registration statement relating to these securities. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described therein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

When available, copies of the final prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting  Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, New York 10010, Attention: Prospectus Department or by telephone at 1-800-221-1037; Morgan Stanley & Co. Incorporated, 180 Varick Street New York, New York 10014, Attention: Prospectus Department or by telephone at 1-866-718-1649;  Banc of America Securities LLC, 100 West 33rd Street, 3rd Floor, New York, New York 10001, Attention: Prospectus Department or by telephone at 1-800-294-1322; Deutsche Bank Securities

Inc., 100 Plaza One, Floor 2, Jersey City, New Jersey 07311-3901 or by telephone at 1-800-503-4611; or RBS Securities Inc., 600 Washington Blvd., Stamford, Connecticut 06901 or by telephone at 1-866-884-2071.

About Aon

Aon Corporation (NYSE: AON) is a leading global provider of risk management services, insurance and reinsurance brokerage, and human capital consulting. Through its more than 36,000 colleagues worldwide, Aon delivers distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon’s industry-leading global resources and technical expertise are delivered locally through more than 500 offices in more than 120 countries.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed merger will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposal to adopt the merger agreement; the failure of the stockholders of Aon to approve the proposal to approve the issuance of shares of Aon common stock to Hewitt stockholders in the merger; the loss of key Aon or Hewitt employees following the merger; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships with customers, partners and others; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could impact revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; Aon’s ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; the impact on risk and insurance services commission revenues of changes in the availability of, and the premium insurance carriers charge for, insurance and reinsurance products, including the impact on premium rates and market capacity attributable to catastrophic events; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon or Hewitt; the extent to which Aon and Hewitt retain existing clients and attract new businesses; the extent to which Aon and Hewitt manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon and Hewitt currently provide, or will provide in the future, to clients; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon and Hewitt operate, particularly given the global scope of Aon’s and Hewitt’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon and Hewitt do business; and the ability to realize the anticipated benefits to Aon of the Benfield merger. Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”). See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings of Aon and Hewitt with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

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Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485